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                                                                     EXHIBIT 4.2



                            [FORM OF DEBT SECURITY]



CUSIP:
No.                                   $


[To be included on Registered Global Securities only: Unless and until it is exchanged in whole or in part for [Notes] [Debentures] in definitive registered form, this [Note] [Debenture] may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]


                              THE AES CORPORATION

                                   __% [Note]
                            [Sinking Fund Debenture]
                                    Due ___


                 THE AES CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter
referred to), for value received, hereby promises to pay to           , or
registered assigns, at the office or agency of the Company in New York, New
York, the principal sum of               Dollars on _______________, in the
coin or currency of the United States, and to pay interest, semi-annually on ______ and ______ of each year, commencing __________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this [Note] [Debenture], from the _____ or the ______, as the case may be, next preceding the date of this [Note] [Debenture] to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this [Note] [Debenture], or unless no interest has been paid or duly provided for on these [Notes] [Debentures], in which case from __________, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security
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register or by wire transfer as provided in the Indenture.  Notwithstanding the foregoing, if the date hereof is after the __th day of _____ or ______ , as the case may be, and before the following _____ or ______, this [Note] [Debenture] shall bear interest from such ______ or ______; provided, that if the Company shall default in the payment of interest due on such _____ or _____, then this [Note] [Debenture] shall bear interest from the next preceding _____ or _____, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these [Notes] [Debentures], from ________.
The interest so payable on any ____ or ____ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this [Note] [Debenture] is registered at the close of business on the ____ or ______, as the case may be, next preceding such _____ or ______, whether or not such day is a Business Day.

                 Reference is made to the further provisions of this [Note] [Debenture] set forth on the reverse hereof, including without limitation provisions subordinating the payment of principal of, premium, if any,and interest on this [Note] [Debenture] to the payment in full of all Senior Debt of the Company as defined in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This [Note] [Debenture] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

                 IN WITNESS WHEREOF, THE AES CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.



(SEAL)                            THE AES CORPORATION


Attest:                           By
                                    --------------------------------

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                          CERTIFICATE OF AUTHENTICATION


                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:                            THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee


                                           By
                                             --------------------------------
                                             Authorized Signatory





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                         REVERSE OF [NOTE] [DEBENTURE]

                              THE AES CORPORATION

                                   __% [Note]
                            [Sinking Fund Debenture]
                                    Due ____

                 This [Note] [Sinking Fund Debenture] is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June __, 1996 (herein called the "Indenture"), duly executed and delivered by the Company to The First National Bank of Chicago, Chicago, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This [Note] [Debenture] is one of a series designated as the ___% [Notes] [Sinking Fund Debentures] Due ___ of the Company, limited in aggregate principal amount to $________.

                 Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this [Note] [Debenture]. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                 In case an Event of Default with respect to the    ___%
[Notes] [Sinking Fund Debentures] Due ____, as defined in the Indenture, shall have occurred and be continuing, the Principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions set forth in the Indenture.





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                 The Indenture contains provisions which provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not:
(i) change the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon, or any premium payable under or with respect thereto, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; (iv) adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or the amount thereof provable in bankruptcy; or (v) modify any of the provisions of the Indenture governing supplemental indentures requiring the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

                 It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal





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of or interest on any Security or in respect of a covenant or provision of the
Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of any such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                 The Indenture provides that a series of Securities may include one or more tranches (each a "tranche") of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.
Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

                 The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

                 No reference herein to the Indenture and no provision of this [Note] [Debenture] or of the Indenture shall alter or impair the obligation of the Company, which





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is absolute and unconditional, to pay the Principal of and any premium and interest on this [Note] [Debenture] in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                 The [Notes] [Debentures] are issuable initially only in registered form without coupons in denominations of [$1,000] or any integral multiple thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

                 [This [Note] [Debenture] will not be redeemable at the option of the Company prior to maturity.] [This [Note] [Debenture] is redeemable prior to maturity ...] [This Debenture is entitled to the benefits of a mandatory sinking fund as follows ...]

                 Upon due presentment for registration of transfer of this [Note] [Debenture] at the office or agency of the Trustee in the City of Chicago, Illinois, a new [Note or Notes] [Debenture or Debentures] of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this [Note] [Debenture] (whether or not this [Note] [Debenture] shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

                 No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any [Note] [Debenture], or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being





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expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                 Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                 The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this [Note] [Debenture].





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                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

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the within [Note] [Debenture] and all rights thereunder, hereby

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irrevocably constituting and appointing such person attorney

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to transfer such [Note] [Debenture] on the books of the Issuer, with full

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power of substitution in the premises.


Dated:
      ----------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within [Note] [Debenture] in every particular without alteration or enlargement or any change whatsoever.


Signature guarantee:
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